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                                                    CERTIFIED PUBLIC ACCOUNTANTS
DELISI, HENNINGER AND ASSOCIATES                BUSINESS DEVELOPMENT CONSULTANTS
================================================================================

  David S. Delisi, C.P.A.                         235 HUMPHREY ROAD - SUITE 3
 Martha Henninger, C.P.A.                              TWO PINEVIEW PLACE
          -----                             GREENSBURG, PENNSYLVANIA 15601-4579
Catherine E. Heide, C.P.A.                                (412) 832-8585
                                                        FAX (412) 832-8590



                               January 10, 1997


Securities and Exchange Commission
450 - 5th Street, NW
Washington, D.C. 20549

Re: Septima Enterprises, Inc.

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 7, 1997, to be filed by our former client, Septima Enterprises, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

                              Sincerely,

                              /s/ David S. Delisi
                              David S. Delisi

DSD/rjs



   MEMBER PENNSYLVANIA AND AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS


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